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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the following Registration Statements on Form S-3 (Nos. 33-63719 and 333-58415-01) and Registration Statements on Form S-8 (Nos. 2-93542, 33-43231, 333-09685, 333-
25039, 333-36987, 333-62199, 333-93223 and 333-93225) of Unocal Corporation of
our report dated February 14, 2000, except as to note 29, which is as of February 28, 2000, relating to the consolidated financial statements and financial statement schedule which appear in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP
Los Angeles, California
March 14, 1999